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                                                                 Exhibit (a)(17)

                                 THE GALAXY FUND
                        (A Massachusetts Business Trust)

                     CERTIFICATE OF CLASSIFICATION OF SHARES


            I, W. Bruce McConnel, III, do hereby certify as follows:

          (1) That I am the duly elected Secretary of The Galaxy Fund (the "Trust");

          (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of the Trust at the regular meeting of the Board held on May 27, 1999;

          (3) That the following resolutions were duly adopted at the meeting by the Board of Trustees of the Trust:

     CREATION OF TWO SERIES OF CLASS EE SHARES REPRESENTING INTERESTS IN THE NEW YORK MUNICIPAL MONEY MARKET FUND.

          RESOLVED, that pursuant to Section 5.1 of Galaxy's Declaration of Trust, an unlimited number of authorized and unissued shares of beneficial interest in Galaxy be, and hereby are, classified into a new class of shares denominated as Class EE shares, consisting of two separate series of shares of beneficial interest designated as Class EE - Series 1 shares and Class EE - Series 2 shares, both series representing interests in the New York Municipal Money Market Fund;

          FURTHER RESOLVED, that all consideration received by Galaxy for the issue or sale of Class EE - Series 1 shares shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of Class EE - Series 2 shares and any other shares of beneficial interest in Galaxy hereafter designated as Class EE shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class EE shares (irrespective of series designation) by the Board of Trustees in accordance with Galaxy's Declaration of Trust, and each Class EE - Series 1 share and Class EE - Series 2 share shall share in

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     proportion to their respective net asset values with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

          FURTHER RESOLVED, that each Class EE - Series 1 share and Class EE - Series 2 share newly classified hereby shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption accorded shares of beneficial interest in Galaxy now or hereinafter designated as Class EE shares (irrespective of series designation); and

          FURTHER RESOLVED, that each Class EE - Series 1 share and each Class EE - Series 2 share shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Galaxy now or hereafter designated as a Class EE share (irrespective of whether said share has been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) with the expenses and liabilities of Galaxy in respect of Class EE shares (irrespective of series designation) and in respect of any general expenses and liabilities of Galaxy allocated to Class EE shares by the Board of Trustees in accordance with Galaxy's Declaration of Trust; PROVIDED, HOWEVER, that to the extent permitted by rule or order of the Securities and Exchange Commission and as the Board of Trustees may from time to time determine:

          (a) only Class EE - Series 1 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class EE - Series 1, as well as any other expenses and liabilities directly attributable to Class EE - Series 1 shares which the Board of Trustees determines should be borne solely by shares of such Series;

          (b) only Class EE - Series 2 shares shall bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services exclusively with respect to shares of Class EE - Series 2, as well as any other expenses and


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          liabilities directly attributable to Class EE - Series 2 shares which the Board of Trustees determines should be borne solely by shares of such Series;

          (c) Class EE - Series 1 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class EE shares other than shares of its Series 1, as well as any other expenses and liabilities directly attributable to shares of Class EE other than Class EE - Series 1 shares which the Board of Trustees determines should be borne exclusively by such other shares;

          (d) Class EE - Series 2 shares shall not bear the expenses and liabilities relating to any agreements or arrangements entered into by or on behalf of Galaxy pursuant to which an organization or other person agrees to provide services with respect to Class EE shares other than shares of its Series 2, as well as any other expenses and liabilities directly attributable to shares of Class EE other than Class EE - Series 2 shares which the Board of Trustees determines should be borne exclusively by such other shares;

          (e) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class EE - Series 1 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class EE - Series 1 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class EE - Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class EE - Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class EE Series 1 shares; and

          (f) on any matter that pertains to the


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          agreements, arrangements, expenses or liabilities described in clause
          (b) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, only Class EE - Series 2 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Galaxy other than Class EE - Series 2 shares, such other affected shares in Galaxy shall also be entitled to vote and, in such case, Class EE - Series 2 shares shall be voted in the aggregate together with such other affected shares and not by class or series, except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and (ii) if said matter does not affect Class EE - Series 2 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Galaxy other than Class EE - Series 2 shares; and

          (g) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (b) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class EE - Series 1 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class EE - Series 1 shares, such shares shall be entitled to vote, and in such case, Class EE - Series 1 shares shall be voted in the aggregate together with all other shares of beneficial interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees; and

          (h) on any matter that pertains to the agreements, arrangements, expenses or liabilities described in clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, arrangements, expenses or liabilities) and that is submitted to a vote of shareholders of Galaxy, Class EE - Series 2 shares shall not be entitled to vote, except where otherwise required by law or permitted by the Board of Trustees of Galaxy, and except that if said matter affects Class EE - Series 2 shares, such shares shall be entitled to vote, and in such case, Class EE - Series 2 shares shall be voted in the aggregate together with all other shares of beneficial


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          interest in Galaxy voting on the matter and not by class or series, except where otherwise required by law or permitted by the Board of Trustees.

2.        CLASSIFICATION OF SHARES.

               RESOLVED, that pursuant to Section 5.1 of Galaxy's
          Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest of Galaxy be, and hereby are, classified into each of two additional separate series of shares which shall be designated, respectively, Class V-Special Series 1 and Class W-Special Series 1;

               FURTHER RESOLVED, that (a) Class V-Special Series 1 shares of beneficial interest shall represent interests in the Connecticut Municipal Money Market Fund and (b) Class W-Special Series 1 shares of beneficial interest shall represent interests in the Massachusetts Municipal Money Market Fund;

               FURTHER RESOLVED, that each share of Class V-Special Series 1 and Class W-Special Series 1 newly classified hereby shall have all of the following preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption:

          (1) ASSETS BELONG TO A CLASS. All consideration received by Galaxy for the issue or sale of shares of Class V-Special Series 1 and Class W-Special Series 1 shall be invested and reinvested with the consideration received by Galaxy for the issue and sale of all other shares now or hereafter classified as shares of Class V and Class W, respectively (irrespective of whether said shares have been classified as part of a series of said Class and if so classified as part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange, or liquidation of such investment, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Galaxy allocated to Class V and Class W (including the Class V and Class W shares formerly classified, Class V-Special Series 1 and Class W-Special Series 1 shares herein classified or such other shares with respect to such Class V and Class W) by the Board of Trustees in accordance with Galaxy's Declaration of Trust. All income, earnings, profits, and proceeds, including any profits derived from the sale, exchange or liquidation of such shares of Class V and Class W and any assets derived from any reinvestment of such


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          proceeds in whatever form shall be allocated to the Class V-Special
          Series 1 shares and Class W-Special Series 1 shares in the proportion that the net asset value of such Special Series 1 shares of such Class bears to the total net asset value of all shares of such Class V and Class W (irrespective of whether said shares have been classified as part of a series of said Class and, if so classified as part of a series, irrespective of the particular series classification).

               (2) LIABILITIES BELONGING TO A CLASS. All the liabilities (including expenses) of Galaxy in respect of Class V and Class W shall be allocated to the Class V-Special Series 1 shares and Class W-Special Series 1 shares hereby classified of such Class V and Class W in the proportion that the net asset value of such Special Series 1 shares of such Class bears to the total net asset value of all shares of such Class V and Class W (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), except that to the extent that may be from time to time determined by the Board of Trustees to allocate the following expenses to such Class V-Special Series 1 shares and Class W-Special Series 1 shares (or any other series of shares of such Class):

                    (a) only the Special Series 1 shares of Class V and Class W shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially such Special Series 1 shares; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which therefore should be borne solely by the Special Series 1 shares of Class V and Class W; and

                    (b) no Special Series 1 shares of Class V and Class W shall bear (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Galaxy which provide for services by the institutions exclusively for their customers who own of record or beneficially shares of Class V or Class W other than Special Series 1 shares of such Class V and Class W; and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to shares of Class V and Class W other than the


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               Special Series 1 shares of such Class V and Class W and which therefore should be borne solely by such other shares of Class V and Class W and not the Special Series 1 shares of such Class V and Class W.

          (3) PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION. Except as provided hereby, each Special Series 1 share of Class V and Class W shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption applicable to all other shares as set forth in Galaxy's Declaration of Trust and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of Class V and Class W (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that:

                         (a) On any matter that pertains to the agreements or
               expenses and liabilities described under Section (2), clause (a) above (or to any plan or other document adopted by Galaxy relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of Galaxy, only the Special Series 1 shares of Class V and Class W (excluding the other shares classified as a series of such Class other than Special Series 1) shall be entitled to vote, except that:

                    (i) if said matter affects shares in Galaxy other than the Special Series 1 shares of Class V and Class W, such other affected shares in Galaxy shall also be entitled to vote, and in such case, such Special Series 1 shares of such Class V and Class W shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of Galaxy; and

                 (ii) if said matter does not affect the Special Series 1 shares of Class V and Class W, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Trustees) even though the matter is submitted to a


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               vote of the holders of shares in Galaxy other than said Special
               Series 1 shares of Class V and Class W.

          (4) That the foregoing resolutions remain in full force and effect on the date hereof.



                                               /s/ W. Bruce McConnel, III
                                               --------------------------------
                                               W. Bruce McConnel, III
                                               Secretary

Dated:  December 3, 1999

Subscribed and sworn to before
me this 3rd day of December, 1999

/s/ Dorothea A. Natale
----------------------------------------
Notary Public
My Commission Expires: September 4, 2000


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